UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007 (December 13, 2007)

BLACKROCK, INC.
(Exact name of registrant as specified in Charter)

DELAWARE	001-33099	32-0174431
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

40 East 52nd Street, New York, New York	10022
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (212) 810-5300

(Former name or address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation to the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2007, Keith Anderson resigned as Vice Chairman and Global Chief Investment Officer for Fixed Income of BlackRock, Inc. ("BlackRock").  Mr. Anderson will remain with BlackRock as an advisor until March of 2008, helping to ensure an effective transition.

Also on December 13, 2007, Scott Amero was named Vice Chairman and Global Chief Investment Officer for Fixed Income for BlackRock.  Mr. Amero, who joined BlackRock in 1990, will also continue as co-head of its Fixed Income Portfolio Management Group.

Additionally, Peter Fisher was named co-head of BlackRock’s Fixed Income Portfolio Management Group.  Mr. Fisher joined BlackRock in 2004, following service as Under Secretary of the U.S. Treasury for Domestic Finance and 15 years at the Federal Reserve Bank of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

Date: December 14, 2007
	By:	/s/ Daniel R. Waltcher
	Name:	Daniel R. Waltcher
	Title	Managing Director and Deputy General Counsel